Exhibit 10.36

General Terms of Employment between Hercules Incorporated and Certain Executive Officers.

The following information summarizes certain terms of employment under which Hercules Executives – namely Craig A. Rogerson, Fred G. Aanonsen, John Y. Televantos, Israel J. Floyd, Allen A. Spizzo, Paul C. Raymond and Richard G. Dahlen – are employed.

•      Basis of Employment - Employment at Will (except as modified by Change in Control Agreements in effect as listed herein)

Eligible for non-guaranteed base salary, annual bonus and long term incentive awards

•      Base Salaries - Reviewed for adjustment upon change in job/position or each March 1.  Increases based on performance and pay level and are not guaranteed.

•      Variable Annual Incentive – performance based, no guaranteed payout

•      Long Term Incentive Awards – Grants based on position level.  No guaranteed grant or award value.

•      Benefits – Participate in plans applicable to all salaried employees in U.S. on same basis and same benefit structure as all salaried employees.

•      Others – Mr. Rogerson is provided on a periodic basis a driver to transport him to and from home and/or meetings depending on business reasons. Upon joining Hercules, Messrs. Aanonsen, Televantos, and Raymond received employment offer letters which are set forth in the Exhibits.